Exhibit 99.1

B Green Innovations, Inc. Terminates Letter of Intent With Duzall, Inc.

Matawan, NJ, -- January  18, 2011 B Green Innovations (OTC Bulletin Board: BGNN)  announced today  the Letter of Intent dated November 3, 2010 by and between B Green and Duzall, Inc was terminated.

B Green is looking to Acquire, Joint Venture, Partner with or Re-Sell “green” technology companies and/or “green” companies that produce products or services from recycled materials.  Over the last year B Green has built a nationwide distribution network for its green product line and we are looking to leverage that pipeline with additional green products.

Mr. Mahoney stated, “At the present time, no specific transaction is pending, nor do we have immediate plans; towards that end, we are evaluating prospects which, if successful, we believe will represent additional opportunities for the company.”

B Green Innovations, Inc. Offers New Retail Pricing For Its VibeAway® $16.99 Per 4 Pack including free shipping.

Visit www.bgreeninnovations.com for full details.

Certain information included in this press release, may contain forward-looking statements about our current and expected performance trends, growth plans, business goals and other matters. These statements may be contained in our filings with the Securities and Exchange Commission, in our press releases, in other written communications, and in oral statements made by or with the approval of one of our authorized officers. Information set forth in this press release contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the "Act") provides certain "safe harbor" provisions for forward-looking statements. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "should," "will," and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

Dolores Serafin 732-696-9333